UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2022

HOLLYFRONTIER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-03876	75-1056913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 N. Harwood, Suite 1300 Dallas, TX	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 871-3555

Registrant’s Telephone Number, including Area Code

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	HFC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On April 8, 2022, HollyFrontier Corporation, a wholly owned subsidiary of HF Sinclair Corporation (“HFC”), entered into a Third Supplemental Indenture (the “Third Supplemental Indenture”) among HFC and Computershare Trust Company, N.A., as agent for Wells Fargo Bank, National Association (the “Trustee”), to that certain Indenture dated March 22, 2016, among HFC and the Trustee (as supplemented, the “HFC Indenture”), relating to HFC’s 2.625% Senior Notes due 2023 (the “2023 Notes”), 5.875% Senior Notes Due 2026 (the “2026 Notes”), and 4.500% Senior Notes due 2030 (the “2030 Notes,” and together with the 2023 Notes and the 2026 Notes, the “HFC Notes”).

The Third Supplemental Indenture was entered into to effectuate the amendments (the “Proposed Amendments”) to the HFC Indenture for which consents were solicited in the previously announced private exchange offers and consent solicitations with respect to the HFC Notes. As of 5:00 p.m., New York City time, on April 6, 2022 (the “Early Participation Date”), HFC had received valid consents from (i) $283,259,000 aggregate principal amount of the 2023 Notes, representing approximately 80.93% of the outstanding principal amount of the 2023 Notes, (ii) $794,540,000 aggregate principal amount of the 2026 Notes, representing approximately 79.45% of the outstanding principal amount of the 2026 Notes, and (iii) $310,170,000 aggregate principal amount of the 2030 Notes, representing approximately 77.54% of the outstanding principal amount of the 2030 Notes, which amounts were sufficient to constitute the requisite consents to approve the Proposed Amendments. Following the Early Participation Date, the consents received were not able to be revoked.

The Third Supplemental Indenture amends the HFC Indenture to, among other things, eliminate from the HFC Indenture, as it relates to each series of HFC Notes (i) substantially all of the restrictive covenants, (ii) certain of the events which may lead to an “Event of Default”, (iii) the U.S. Securities and Exchange Commission reporting covenant and (iv) with respect to the 2023 Notes and the 2030 Notes only, the offer to purchase 2023 Notes and 2030 Notes upon certain change of control triggering events. The Third Supplemental Indenture was effective upon execution but will only become operative upon the settlement date of the applicable exchange offer.

A copy of the Third Supplemental Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference. The description of the Third Supplemental Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the Third Supplemental Indenture.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

(4.1)	Third Supplemental Indenture, dated as of April 8, 2022, among HollyFrontier Corporation and Computershare Trust Company, N.A., as agent for Wells Fargo Bank, National Association.

(104)	Cover Page Interactive Data File (embedded within the Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

Date: April 8, 2022	/s/ Richard L. Voliva III
Richard L. Voliva III
Executive Vice President and Chief Financial Officer